INDEPENDENT AUDITOR'S CONSENT

The  Board  of  Directors

I/OMagic  Corporation:

We consent to the incorporation by reference in this Registration Statement of I/OMagic Corporation on Form S-8 of our report, dated March 4, 2004, except for the first paragraph of Note 18, as to which the date is March 9, 2004, the second paragraph of Note 18, as to which the date is March 15, 2004, and the first and second paragraphs of Note 10, as to which the date is March 31, 2004, included in the Annual Report on Form 10-K of I/OMagic Corporation for the year ended December 31, 2003 and of our Report dated March 4, 2004, except for the first paragraph of Note 18, as to which the date is March 9, 2004, the second paragraph of Note 18, as to which the date is March 15, 2004, and the first and second paragraphs of Note 10, as to which the date is March 31, 2004, relating to the financial statement schedule included in the Annual Report on Form 10-K of I/OMagic Corporation for the year ended December 31, 2003.



                          /s/     SINGER  LEWAK  GREENBAUM  &  GOLDSTEIN  LLP

                                  Los  Angeles,  California
                                  June  17,  2004